Exhibit 99.2

August 3, 2003

Falcons Acquisition Corp.

c/o Simpson Thacher & Bartlett

425 Lexington Avenue

New York, NY 10017

–and–

FGIC Holdings, Inc.

c/o General Electric Capital Corporation

260 Long Ridge Road

Stamford, CT 06927

–and–

General Electric Capital Corporation

260 Long Ridge Road

Stamford, CT 06927

Ladies and Gentlemen:

Reference is made to the Agreement of Sale and Purchase dated as of the date hereof by and among FGIC Holdings, Inc. (“Seller”), General Electric Capital Corporation (“GE Capital”) and Falcons Acquisition Corp. (“Buyer”), as amended or modified from time to time (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

Subject to the satisfaction or due waiver of all conditions precedent set forth in Sections 7.1 and 7.3 of the Purchase Agreement to Buyer’s obligation to effect the Closing, The PMI Group, Inc. (“Buyer Parent”) confirms that, immediately prior to the Closing, Buyer Parent will capitalize Buyer with an aggregate common equity investment of $607,099,997.69 in immediately available funds. In addition, Buyer Parent shall cause Buyer to be funded with up to an additional $36,427,767.12 in immediately available funds in the event that there exists a Dividend Shortfall. The exact amount required to be funded by the undersigned in the event of a Dividend Shortfall shall be equal to the product of (x) the portion of the Dividend Shortfall required to be funded by Buyer pursuant to the terms of the Purchase Agreement and (y) 44.181646%.

Buyer Parent agrees that any common equity investments that Buyer Parent is required to make in Buyer pursuant to the terms of this letter will be funded by Buyer Parent in a manner such that the proceeds thereof will be available to be remitted by Buyer to Seller at the Closing as part of the Purchase Price payable pursuant to Section 2.3(a) of the Purchase Agreement.

Notwithstanding anything that may be expressed or implied in this letter agreement, each of Buyer, Seller and GE Capital, by its acceptance of the benefits hereof, agrees and acknowledges that no person other than Buyer Parent shall have any obligation hereunder and that no recourse hereunder shall be had against any current or future director, officer, agent, employee, stockholder, member or partner (whether general or limited) of Buyer Parent or any of their respective current or future directors, officers, agents, employees, stockholders, members, partners (whether general or limited) or other affiliates, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any such person other than Buyer Parent for any obligations of Buyer Parent under this letter agreement or for any claim based on or by reason of, such obligations.

This letter agreement and the Buyer Parent Side Letter constitutes the entire agreement and supercedes all other prior agreements, understandings, representations and warranties, whether written or oral, among the parties hereto with respect to the subject matter hereof. This letter agreement is not intended to, and does not, confer upon any person other than Buyer, Seller, GE Capital and the undersigned any rights or remedies hereunder or in connection herewith. Seller and GE Capital may enforce this letter agreement on behalf of Buyer.

This letter agreement shall be governed by and construed in accordance with the internal laws of the state of New York and may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

This letter agreement and commitment hereunder shall terminate automatically without further actions by the parties hereto upon the termination of the Purchase Agreement in accordance with Article VIII thereof.

[Signature Page Follows]

Very truly yours,

THE PMI GROUP, INC.

By:	/s/ W. ROGER HAUGHTON
Name: W. Roger Haughton Title: Chief Executive Officer

Accepted and agreed to as of the date written above:

FALCONS ACQUISITION CORP.

By:	/s/ Frank Bivona
Name: Title:

FGIC HOLDINGS, INC.

By:	/s/ Deborah M. Reif
Name: Deborah M. Reif Title: President

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Deborah M. Reif
Name: Deborah M. Reif Title: Vice President

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